Exhibit 5.1

                                                        August 16, 2000



PurchasePro.com, Inc.
3291 N. Buffalo Drive
Las Vegas, NV 89129


     Re: Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by PurchasePro.com, Inc., a Nevada corporation (the "Company") on or about August 16, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, relating to 4,500,000 additional shares of the common stock of the Company pursuant to the 1999 Stock Plan of PurchasePro.com, Inc., it is our opinion that such shares, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                                /s/ PILLSBURY MADISON & SUTRO LLP

                                PILLSBURY MADISON & SUTRO LLP


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